Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made this 26th day of April, 2010, by and between Bank Rhode Island, a financial institution chartered under the laws of the State of Rhode Island, having a place of business at One Turks Head Place, Providence, Rhode Island 02903, Attn: Commercial Real Estate Lending (the "Lender"), and Capital Properties, Inc., a Rhode Island corporation, having a principal place of business at 100 Dexter Road, East Providence, Rhode Island 02914 (the "Borrower").

1.           GENERAL TERMS

1.1           Amount of Loan

Subject to the terms and conditions of this Loan Agreement, the Lender will lend to the Borrower Six Million and 00/100 ($6,000,000.00) Dollars on a term loan basis (the "Loan") , the repayment of which is evidenced by a Promissory Note in said principal amount of even date herewith (as the same may be amended and/or restated from time to time, the "Note").

1.2           Use of Proceeds

The proceeds of the Loan shall be secured by a first mortgage on the real estate located in Providence, Rhode Island and being designated as One Citizens Plaza (Parcel 3S`) and 50 Park Row West (Parcel 5) of Capital Center (the "Premises"), and as more particularly described in the Mortgage (as hereinafter defined), and the proceeds of the Loan shall be applied by the Borrower to facilitate the payment of dividends to the shareholders of the Borrower.

1.3           Security for the Note

The Note and the Borrower's obligations hereunder shall be secured by a first priority mortgage and security interest in and to the Premises, an assignment of all rents related thereto, and a security interest in all of the Borrower's personal property now or hereafter located at the Premises pursuant to the terms of a Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases (as the same may be amended and/or restated from time to time, the "Mortgage") of even date herewith.  All agreements and instruments described in this Section 1.3, together with any and all other documents, agreements and instruments heretofore or hereafter securing the Note, are sometimes hereinafter referred to collectively as the "Security Documents" and individually as a "Security Document".

2.           CONDITIONS PRECEDENT TO THE LOAN

Borrower shall satisfy the following conditions prior to the making of the Loan:  all of the representations and warranties set forth in Section 3 shall be true and correct; there shall have been no material adverse change in the business, assets, operations, property or condition of Borrower; no "Event of Default" (as defined in Article 6 herein) shall have occurred;  no condition which, with the passage of time or the giving of notice or both would constitute an Event of Default, shall exist; and, Borrower shall have delivered to Lender, all in form and substance satisfactory to Lender:

Loan and Security Documents:

(a)           Note;

(b)           Mortgage;

(c)           UCC-1 Financing Statement; and

(d)           Indemnity Agreement Regarding Hazardous Materials.

Other Documents:

(a)           Proof of filing of financing statements necessary to perfect the first security interest of Lender granted pursuant to the Mortgage as Lender shall require;

(b)           Evidence of comprehensive general liability insurance (broad form CGL endorsement) for the Premises naming Lender as additional insured and loss payee;

(c)           Evidence that the tenants of the Land have maintained at least six (6) months rental insurance for the Premises;

(d)           Evidence of flood insurance covering the Premises or evidence satisfactory to Lender in its sole discretion that flood insurance is not required;

(e)           ALTA Mortgagee's Policy of Title Insurance providing insurance coverage in the amount of $6,000,000 with respect to Lender's mortgage on the Premises;

(f)           At Borrower's cost, appraisals, customer environmental questionnaires and Phase I Environmental Site Assessments  for the Premises each performed by appraisers and environmental consulting firms acceptable to Lender, in its discretion along with receipt and satisfactory review by the Lender of Reliance Letters from the environmental companies that completed the Phase 1 reports;

(g)           Certified surveys, or at the sole discretion of Lender, a recertification of the original survey, of the Premises, prepared by a Rhode Island certified and/or registered land surveyor satisfactory to Lender, showing all adjoining streets and alleys and containing the certification of such surveyor that:  (i) the survey, on the date of such certification, correctly shows the relation of the existing structures to the property lines of the Premises; (ii) there are no encroachments of buildings or structures either onto or off of the Premises; and (iii) the existing structures are set back from the property lines of the Premises in conformity with applicable zoning ordinances.  However, a survey will not be required provided that the survey exception is deleted from the title policy; and

(h)           Such other documents or instruments as Lender shall reasonably request at any time or from time to time.

Legal Opinion:  Opinion of Hinckley Allen Snyder LLP, counsel to Borrower.

Commitment Fee:  A commitment fee of Fifteen Thousand and 00/100 ($15,000.00) Dollars in connection with the Loan, which fee shall be deemed earned and non-refundable upon receipt.

3.           REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loan) that:

3.1           The balance sheets and statements of income and retained earnings for the twelve (12) month periods ending December 31, 2008 and December 31, 2009 of the Borrower furnished to the Lender and upon which the Lender has relied in granting the Loan have been prepared in accordance with generally accepted principles of accounting applied on a basis consistent with that of preceding periods and are complete and fairly present the financial condition of the Borrower as of said dates, and the results of its operations for the year ended on said dates. To the best of the Borrower's knowledge and belief, the Borrower has no contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as in the foregoing financial statements specifically mentioned.  Since the dates of said balance sheets and/or statements, there has been no material adverse change in the financial condition of the Borrower and, if applicable, since that date no distributions have been declared or paid or made to the shareholders of the Borrower except for the special dividend of $.83 per share and except for the regular quarterly dividends for the first and second quarters of 2010 in the amount of $.03 per share and except as may be otherwise stated in a letter of the Borrower to the Lender dated the date of this Loan Agreement and acknowledged in writing by the Lender.

3.2           The Borrower (a) is a duly organized and validly existing corporation in good standing under the laws of the State of Rhode Island, (b) has the power and authority to own its properties and to carry on its business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, and (b) has the power to execute and deliver, and perform its obligations under this Loan Agreement, the Note, and the Security Documents.

3.3           The execution and delivery and performance by the Borrower of its obligations under this Loan Agreement, the Note and each of the Security Documents have been duly authorized by all requisite corporate action and by the Borrower and any indenture, agreement and other instrument to which it is a party, or by which it is bound, and shall not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under such indenture, agreement, or other instrument, or any provision of law, any order of any Court or other agency of government, or the by-laws of Borrower, or except as may be provided by this Loan Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to any such indenture, agreement or instrument.  The Borrower is not required to obtain the consent of any governmental instrumentality or other agency in connection with or as a condition to the execution, delivery or performance of this Loan Agreement, the Note, or the Security Documents.

3.4           There is no action, suit, or proceeding at law or in equity by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Premises which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Borrower or the Premises.

3.5           The Borrower is not a party to any agreement or instrument or subject to any restriction adversely affecting the Borrower or the Premises, or the Borrower's business, properties or assets, operations or conditions, financial or otherwise.  The Borrower is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

3.6           The Borrower has good title to the Premises and all personal property of Borrower located at the Premises, free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, except for the Parcel 3S Ground Lease and the Parcel 5 Ground Lease, each as hereinafter defined and except for liens permitted hereunder.  The Premises is in compliance with all applicable zoning, subdivision, and environmental laws, ordinances, and regulations.

3.7           The borrowings made by the Borrower under this Loan Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against it, including the properties and assets reflected in the financial statements referred to in Section 3.1 hereof.

3.8           No statement of fact made by or on behalf of the Borrower in this Loan Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading.  There is no fact presently known to the
Borrower which has not been disclosed to the Lender which materially affects adversely, nor as far as the Borrower can foresee, will materially affect adversely the Premises or the business, operations or condition (financial, or otherwise) of the Borrower.

3.9           The Borrower has filed all federal, state, and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, and local taxes, charges, and assessments.

3.10           This Loan Agreement, the Note, and each of the Security Documents, upon delivery, will be the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

3.11           Borrower is not in default in the payment or performance of any of its obligations and no condition or conditions exist which, with either notice or the passage of time or both, would constitute such a default.

4.           AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, and any and all other sums due under the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, the Borrower will:

4.1           (a)           Do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its existence as a Rhode Island corporation and all of its rights, licenses and permits, and comply with all laws and regulations applicable to it and the Premises; at all times maintain, preserve and protect all franchises and tradenames and preserve all the remainder of its property used or useful in the conduct of its business and keep or cause its tenants to keep the Premises in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and keep or cause its tenants to keep the Premises adequately insured at all times, by financially sound and reputable insurers, to such extent and against such risks, including fire and other risks insured against by extended coverage (in the full insurable value of the Premises) to the extent that such insurance is not provided by the tenants under the Parcel 3S Ground Lease and the Parcel 5 Ground Lease and maintain and cause its tenants to maintain liability and such other insurance as is customarily maintained on properties of this type, all as may be approved by the Lender.

(b)           Comply and cause its tenants to comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction with respect to the Premises.

4.2           Pay and discharge or cause to be paid and discharged all taxes, assessments, and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal, or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy, or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy, or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.  Without limiting any rights or remedies of Lender that may arise out of such an Event of Default, in the event that the Borrower experiences three (3) thirty (30) day delinquent loan payments, or one (1) sixty (60) day delinquent loan payment in a twelve (12) month time frame, Lender may elect to place the Loan on a tax monitoring system with the costs to borne by the Borrower.

4.3           Give prompt written notice to the Lender of any proceedings instituted against it by or in any Federal or State court or before any commission or other regulatory body, whether Federal, State, or Local, which, if adversely determined, would have an adverse effect upon the Premises, or the Borrower's business, operations, properties, assets, or condition, financial or otherwise.

4.4           Furnish or cause to be furnished to the Lender the following, each of which shall be in form and substance satisfactory to the Lender, and shall be certified by the Borrower to be true, correct and complete:

(a)           within ninety (90) days after the end of each calendar year, (i) annual operating statements and rent roll on the Premises, (ii) cash flow schedules showing the financial condition of Borrower and all properties owned in whole or in part by Borrower (including but not limited to the Premises), and (iii) annual financial statement of Borrower prepared and audited by an independent certified public accountant satisfactory to Lender, it being expressly understood and agreed that the Borrower’s current independent public accountant is acceptable to Lender;

(b)           copies of all financial reporting from tenants evidencing the calculation of any additional rent including, but not limited to, gross receipts rent and condominium conversion rent; and

(c)           promptly, from time to time, such other information regarding its operations, assets, business, affairs and financial condition, as the Lender may reasonably request including, without limitation, copies of any and all leases with respect to the Premises whether now existing or arising hereafter.

4.5           Upon reasonable notice to the Borrower, permit agents or representatives of the Lender to inspect the Premises at reasonable hours and upon reasonable notice to inspect Borrower's books and records and to make abstracts or reproductions thereof at Borrower’s reasonable expense.

4.6           Promptly advise the Lender of any material adverse change in his condition, financial or otherwise, or of the occurrence of any Event of Default by the Borrower of the type described in Article 6 hereof, or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

4.7           Cooperate fully with the Lender with respect to any proceedings before any court, board, or governmental agency which may in any manner affect the rights of the Lender hereunder or any rights obtained by the Lender under any of the Note and/or the Security Documents and, in connection therewith, permit the Lender, at its election, to participate in any such proceedings.

4.8           Maintain a standard system of accounting in accordance with generally accepted accounting principles.

4.9           Maintain the operating account ("Operating Account") for the Premises with the Lender, and retain Lender as Borrower's main bank of account and deposit.

4.10           Promptly notify Lender in writing of and immediately contain and remove, any "Hazardous Material", as defined in Article 7 herein, found on the Premises, which work must be in compliance with all federal, state and local laws and at Borrower's expense.  Borrower hereby grants Lender the right to go on the Premises and have an environmental site assessment report conducted, at Borrower's expense, in form acceptable to Lender.  Borrower shall, upon demand by Lender, immediately pay the cost of such environmental site assessment to the Lender.

4.11           Maintain at all times a ratio of the outstanding principal balance of the Loan to the value of the Premises (as determined by the most recent appraisal prepared for and accepted by the Lender) which shall not exceed Seventy-Five (75%) percent.  Lender reserves the right to have the Premises reappraised from time to time, which appraisal shall be in form and substance satisfactory to Lender.  If an Event of Default has occurred or is confirmed by such appraisal, Borrower shall, upon demand by Lender, immediately pay the cost of such appraisal to the Lender.

4.12           Maintain a Debt Service Coverage Ratio for the Premises of not less than 1.20x, which Debt Service Coverage Ratio shall be tested on an annual basis, commencing with and including the period ending December 31, 2010.  “Debt Service Coverage Ratio” shall mean the ratio of Net Operating Income from the Premises to principal and interest payments under the Loan for the period in question.  "Net Operating Income" shall mean any period of time as all rental and other income received by the Borrower from the Premises before interest, non-cash expenses and income taxes less all real estate taxes and assessments, insurance, and other operating expenses made by the Borrower relating to the Premises during that period.

4.13           Maintain an overall Aggregate Debt Service Coverage Ratio for the Borrower of not less than 1.00x, which Aggregate Debt Service Coverage Ratio shall be tested on an annual basis, commencing with and including the period ending December 31, 2010.  “Aggregate Debt Service Coverage Ratio” shall mean (a) Borrower’s earnings before interest, taxes, depreciation and amortization, plus real estate income, less operating expenses, excluding depreciation and interest, divided by (b) the sum of current maturities of long term indebtedness of Borrower, all interest expense and capitalized lease payments made by Borrower during the relevant period.  For the twelve (12) month period ending December 31, 2010 only, there shall be excluded from unfinanced capital expenditures any capital expenditures relations to the historic restoration and tenant improvements by the Borrower of the property that it owns on Steeple Street in Providence, Rhode Island.

                      4.14           At all times and from time to time at Lender's request, do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and agreements as Lender may request to more completely vest in and assure to Lender its rights under any one or more of the Note, this Loan Agreement and the Security Documents with respect to the Premises and all personal property of Borrower located in, on, or affixed to the Premises.

4.15           Borrower will defend the Premises and all personal property of Borrower located in, on, or affixed to the Premises against the claims or demands of any and all persons claiming the same or any interest therein other than Lender.

5.           NEGATIVE COVENANTS

The Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Note and any other indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, it will not, directly or indirectly:

5.1           Incur, create, assume, become, or be liable in any manner with respect to, or permit to exist, any indebtedness or liability, relating to the Premises, except:

(a)	indebtedness to the Lender;

(b)           indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor; and

(c)           any borrowing which on pro forma basis will not  result in the Borrower breaching any of the covenants contained in Section 4 of this Loan Agreement.

5.2           Create, incur, assume, or suffer to exist any mortgage, pledge, lien, charge, or other encumbrance of any nature whatsoever on the Premises other than:

(a)           liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

(b)           liens disclosed in the Mortgage as Permitted Encumbrances (as defined in the Mortgage); and

(c)           liens in favor of the Lender.

5.3           Sell, lease (except for leases executed in the ordinary course of business) encumber, transfer, or otherwise dispose of the Premises or any part or portion thereof, or turn over the management of, or enter into a management contract with respect to the Premises, without the prior written consent of Lender.

5.4           Make any change in the ownership of shareholder interests in Borrower which would result in Robert and Linda Eder, or either one of them, or any trust f/b/o of Robert or Linda Eder or their lineal descendants, no longer having the power to elect a majority of the Board of Directors of the Company.

5.5           Dispose of all or any substantial part of its assets or cause or suffer any substantial diminution of its net worth, as the same exists on the date hereof.  The Lender shall be entitled, without limiting any other rights the Lender may have, to seek to enjoin any breach or threatened breach of this covenant.

6.           DEFAULTS

6.1           In each case of happening of any of the following events (each of which is herein and in the Note sometimes called an "Event of Default"):

(a)           any representation or warranty made herein, or in any report, certificate, financial statement or other instrument furnished in connection with this Loan Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect;

(b)           failure to pay any installment of the principal of, interest on, or other sums due under the Note within ten (10) days of the date on which the same shall be due, or any other indebtedness of the Borrower to the Lender, including, without limitation, sums payable under this Loan Agreement, as and when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

(c)           default in the due observance or performance of any covenant, condition, or agreement (other than those contained in (a) or (b) above) contained herein or the occurrence of a default or an Event of Default as described or defined in the Note or any of the Security Documents;

(d)           default with respect to any evidence of indebtedness of the Borrower (other than to the Lender) relating to the Premises, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of the Borrower (other than to the Lender) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment, whether by acceleration or otherwise;

(e)           the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) have an order for relief entered against it or become insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v)) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if any corporate action shall be taken for the purpose of effecting any of the foregoing;

(f)           an order, judgment, or decree shall be entered, without the application, approval, or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee, custodian, or liquidator of the Borrower of all or a substantial part of the assets of the Borrower and such order, judgment, or decree shall continue unstayed and in effect for any period of thirty (30) days;

(g)           final judgment for the payment of money in excess of an aggregate amount of One Hundred Thousand ($100,000) Dollars shall be rendered against the Borrower, and the same shall remain undischarged for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

(h)           the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower in an amount exceeding One Hundred Thousand ($100,000) Dollars which shall not be discharged within thirty (30) days of the date of such attachment;

(i)           the Borrower attempts to assign its rights under this Loan Agreement or any interest herein, or if the Premises are conveyed or encumbered contrary to the provisions of this Loan Agreement;

(j)           the Premises are materially damaged or destroyed by fire or other casualty or cause, and the suspension of rent payments under either or both of the Parcel 5 Ground Lease or the Parcel 3S Ground Lease beyond the period for which Borrower has insurance coverage for such loss of rents and the insurance proceeds there from (subject to the terms of the Mortgage) are inadequate to rebuild or restore the Premises to their condition immediately prior to such casualty;

(k)           any default, Event of Default (in each case only to the extent that such default or Event of Default is not cured by any leasehold mortgagee as permitted under the Parcel 5 Ground Lease) or termination of that certain Ground Lease by and between Borrower and Parcel Five Limited Partnership as to Parcel 5 of the Premises dated December 30, 1988, as amended by various amendment agreements (as the same has been and may hereafter be amended and/or restated from time to time, the “Parcel 5 Ground Lease”), or the occurrence of any condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Parcel 5 Ground Lease; and

(l)           any default, Event of Default (in each case only to the extent that such default or Event of Default is not cured by any leasehold mortgagee as permitted under the Parcel 3S Ground Lease) or termination of that certain Ground Lease by and between Borrower and CFG Associates, L.P. as to Parcel 3S of the Premises dated June 8, 1987, as amended by various amendment agreements, and as assigned to First State Investors 240, LLC by Assignment and Assumption of Ground Lease dated October 21, 2005 (as the same has been and may hereafter be amended and/or restated from time to time, the “Parcel 3S Ground Lease”), or the occurrence of any condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Parcel 3S Ground Lease;

then and in every such Event of Default and at any time thereafter at the option of the Lender, the Note and any and all other indebtedness of the Borrower to the Lender, shall immediately become due and payable, both as to the principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such indebtedness to the contrary notwithstanding.

6.2           Upon the occurrence of any Event of Default, the rights, powers, privileges, and other remedies available to the Lender under this Loan Agreement or at law or in equity including the right of set-off as to any assets of Borrower, including deposits with the Lender or within the Lender's possession and control, may be exercised by the Lender at any time and from time to time, whether or not the indebtedness evidenced and secured by the Note and the Security Documents shall be due and payable, and whether or not the Lender shall have any foreclosure proceedings or other action for the enforcement of its rights and remedies under the Note or the Security Documents.

6.3           For the purposes of carrying out the provisions and exercising the rights, powers, and privileges granted by this Loan Agreement, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge, and deliver any instruments, and do and perform any acts which are referred to herein and in the name and behalf of the Borrower.  The power vested in said attorney-in-fact is, and shall be deemed to be, coupled with an interest and cannot be revoked.

7.           HAZARDOUS MATERIALS WARRANTIES, COVENANTS & INDEMNIFICATION

7.1           Definitions.  The following definitions shall apply for purposes of this Article 7.

(a)           "Environmental Laws" shall mean and include each and every federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to any Hazardous Materials (as hereinafter defined), drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells.

(b)           "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, materials, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, but not limited to asbestos or lead paint.

(c)           "Indemnified Parties" shall mean Lender, Lender's parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them.

(d)           "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(e)           "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

7.2           Environmental Representations and Warranties of Borrower.  Borrower represents and warrants to Lender as follows:

(a)           to the knowledge of Borrower, no condition, activity or conduct exists on or in connection with the Premises which constitutes a violation of any Environmental Laws.

(b)           to the knowledge of Borrower, there has been no Release or Threat of Release of any Hazardous Materials on, upon or into the Premises, nor, to the best of Borrower's knowledge, has there been any such Release or Threat of Release of any Hazardous Materials on, upon or into any real property in the vicinity of the Premises which, through soil or groundwater migration, could reasonably be expected to come to be located on the Premises.

(c)           to the knowledge of Borrower, there are no existing or closed underground storage tanks on the Premises.

(d)           to the knowledge of Borrower, none of the following are or will be located in, on, under or constitute a part of the Premises with the permission of Borrower:  asbestos or asbestos-containing material in any form or condition; urea formaldehyde insulation; transformers or other equipment which contain dicletric fluid containing polychlorinated biphenyls; or leaded paint.

(e)           to the knowledge of Borrower, there are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Premises.

(f)           no notice has been issued to Borrower by any agency, authority, or unit of government that Borrower has been identified as a potentially responsible party under any Environmental Laws.

(g)           there exists no investigation, action, proceeding, or claim by any agency, authority, or unit of government or by any third party which could result in any liability, penalty, sanction, or judgment under any Environmental Law with respect to any condition, use or operation of the Premises or any other real property owned, leased or operated by Borrower.

(h)           there has been no claim by any party that any use, operation, or condition of the Premises has caused any nuisance or any other liability or adverse condition on any other property.

7.3           Environmental Covenants of Borrower.  The Borrower covenants and agrees with Lender that the Borrower shall:

(a)           comply with all Environmental laws;

(b)           not store (except in compliance with all Environmental Laws pertaining thereto), dispose of, Release or allow the Release of any Hazardous Materials on the Premises);

(c)           neither directly or indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws pertaining thereto); and

(d)           upon the request of Lender, take all such action (including, without limitation, the conducting of environmental assessments or allowing Lender to go on the Premises and have an environmental site assessment report prepared, in each case at the sole expense of the Borrower) to confirm that no Hazardous Materials are or ever were stored, Released, except in compliance with applicable laws, ordinances or regulations, or disposed of on the Premises.

7.4           Environmental Indemnity.  Borrower further agrees to indemnify, defend, and hold each of the Indemnified Parties harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including, without limitation, reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against any of the Indemnified Parties.  Notwithstanding anything else contained in this Loan Agreement, the provisions of this paragraph shall continue in effect and shall survive repayment of the Loan.

8.           MISCELLANEOUS

8.1           This Loan Agreement and all covenants, agreements, representations, and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loan, the execution and delivery to the Lender of the Note, and shall continue in full force and effect so long as the Note and any other indebtedness of the Borrower to the Lender is outstanding and unpaid.  Whenever in this Loan Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Loan Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective successors and assigns of the Lender.

8.2           The Borrower will reimburse the Lender upon demand for all expenses incurred or paid by the Lender which relate to this loan transaction, the Note, and any of the Security Documents, including (without limitation) the examination of title to the Premises, the cost of title insurance, drawing of papers, recording and filing fees, brokers' fees and the fees and disbursements of counsel, all of such fees and expenses to constitute additional indebtedness of the Borrower and to be secured by the Security Documents.

8.3           No modification or waiver of any provision of this Loan Agreement, or of the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to, or demand on the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

8.4           Neither any failure nor any delay on the part of the Lender in exercising any right, power, or privilege hereunder, or under the Note, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power, or privilege.

8.5           All notices, requests, demands and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated above or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section.  All Notices to the Lender shall be sent Attention:  Commercial Real Estate Department with a copy to: Steven P. DeLuca, Esq., Wieck DeLuca & Gemma Incorporated, 56 Pine Street, Suite 700, Providence, Rhode Island 02903.  All notices to  Borrower shall be sent to 100 Dexter Road, East Providence, Rhode Island 02914, Attention: President, with a copy to Stephen J. Carlotti, Esq., Hinckley Allen Snyder LLP, 50 Kennedy Plaza, Suite 1500, Providence, Rhode Island 02903.  All such notices, requests, demands, and other communication shall be effective when deposited in the mails addressed as aforesaid.

8.6           This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

8.7           BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF RHODE ISLAND OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, (B) AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT SHALL BE BROUGHT ONLY IN A COURT HAVING JURISDICTION AND VENUE AT PROVIDENCE, RHODE ISLAND, AND (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO OBJECT TO JURISDICTION WITHIN THE STATE OF RHODE ISLAND OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF RHODE ISLAND, AND (II) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.  NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST BORROWER, AND AGAINST ANY PROPERTY OF BORROWER, IN ANY OTHER STATE.  INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF RHODE ISLAND SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER HEREUNDER OR THE SUBMISSION HEREIN MADE BY BORROWER TO PERSONAL JURISDICTION WITHIN THE STATE OF RHODE ISLAND.  BORROWER AGREES THAT, IN ADDITION TO ANY METHODS FOR SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS SET FORTH ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED.  BORROWER FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE APPOINTMENT OF A RECEIVER UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER ANY ONE OR MORE OF THE NOTE, THIS LOAN AGREEMENT OR THE SECURITY DOCUMENTS. EACH OF THE UNDERSIGNED AND LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES THE RIGHT, IF ANY, TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR BASED ON ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS, ACTIONS OR OMISSIONS OF ANY OF SUCH PARTIES (WHETHER WRITTEN OR ORAL).  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS LOAN AGREEMENT AND TO MAKE THE LOAN.

8.8           Any Article and Section headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement. The term "person" shall include any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.  All words herein of singular number shall extend to and include words of the plural number; reference to the masculine gender shall extend to and include the female gender as well as the corporate and neuter status.

8.9           Lender may at any time pledge all or any portion of its rights under the Security Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release Lender from its obligations under any of the Security Documents.

8.10           Lender shall have the unrestricted right at any time or from time to time, and without the consent of or notice to the Borrower, to assign all of its rights and obligations hereunder to any other person or entity (each, an “Assignee”), and Borrower agrees that it shall execute, or cause to be executed such documents including, without limitation, amendments to this Loan Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing.  In addition, at the request of the Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment.  Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Loan Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

8.11           Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to any one or more other persons or entities (each a “Participant”) participating interests in Lender’s obligations to lend hereunder and/or any or all of the loans held by Lender hereunder.  In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder.  Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Lender shall require any such prospective Assignee or Participant to maintain the confidentiality of such information.

8.12           Borrower hereby grants to Lender a lien, security interest and right of setoff as security for all liabilities and obligations to lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral, instruments, documents, securities and other property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender and its successors and assigns, or in transit to any of them and without regard to whether Lender received the same in pledge for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, all of which shall at all times constitute additional security for the obligations of the Borrower hereunder.  At any time from and after the occurrence of an Event of Default, without demand or notice, Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURED THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

8.13           Upon receipt of an affidavit by an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record and, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

8.14           This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

8.15           This Loan Agreement and the Note shall be construed and enforced in accordance with and governed by the laws of the State of Rhode Island, without resort to that State's conflict of laws rules.

8.16           Each reference to Borrower shall be construed in the masculine, feminine, neuter, singular or plural as the context may require, and shall be deemed to include the legal successors and assigns of Borrower, all of which shall be bound by the provisions hereof.

8.17           The section headings are included for convenience only and shall not be deemed to be a part of this Agreement.

8.19           This Loan Agreement represents the entire Agreement between the parties with respect to the matters set forth herein and supersedes all prior written or oral agreements or understandings, if any.

[End of Page – Continued]

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

WITNESS:	Capital Properties, Inc.

By: /s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer

WITNESS:	Bank Rhode Island

By: /s/ Keb H. Brackenbury
Keb H. Brackenbury
Senior Vice President